The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-181321

Subject to Completion, Dated May 28, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 10, 2012)

Pfizer Inc.

$              % NOTES DUE 20

$              % NOTES DUE 20

$              % NOTES DUE 20

$              % NOTES DUE 20

The 20     notes will mature on                     , 20     , the 20     notes will mature on                     , 20     , the 20     notes will mature on                     , 20     and the 20     notes will mature on                     , 20     . We refer to the 20     notes, the 20     notes, the 20     notes and the 20     notes collectively as the “notes.” The notes will be our unsecured and unsubordinated debt obligations and will not have the benefit of any sinking fund. Interest on the notes will be payable semi-annually in arrears on              and              of each year, beginning on                     , 2013. The notes of each series are redeemable in whole or in part at our option at the prices set forth in this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and beginning on page 22 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2012 and page 86 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

	Public Offering Price(1)		Underwriting Discount		Offering Proceeds to Pfizer, Before Expenses(1)
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$
Per 20 Note		%		%		%
20 Notes Total	$		$		$

(1)	Plus accrued interest from , 2013, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct participants, including Clearstream Banking, Société Anonyme and the Euroclear Bank S.A./N.V., against payment therefor in New York, New York on or about                     , 2013.

Joint Book-Running Managers

Citigroup	Credit Suisse	Goldman, Sachs & Co.	RBS

                    , 2013

PROSPECTUS SUPPLEMENT

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of notes made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you in connection with this offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

References in this prospectus supplement to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries unless otherwise stated or the context so requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective” and other words and terms of similar meaning, or by using future dates in connection with any discussion of, among other things, our anticipated future operating or financial performance, business plans and prospects, in-line products and product candidates, strategic reviews, capital allocation, business-development plans and plans relating to share repurchases and dividends. In particular, these include statements relating to future actions, business plans and prospects, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign exchange rates, the outcome of contingencies such as legal proceedings, plans relating to share repurchases and dividends, government regulation and financial results.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” and in this prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.”

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

S-ii

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Pfizer Inc.

We are a research-based, global biopharmaceutical company. At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacturing of healthcare products. Our global portfolio includes medicines and vaccines, as well as many of the world’s best-known consumer healthcare products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We also collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world. Our revenues are derived from the sale of our products, as well as through alliance agreements, under which we co-promote products discovered by other companies. The majority of our revenues come from the manufacture and sale of biopharmaceutical products.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 235 East 42nd Street, New York, NY 10017-5755 and our telephone number is (212) 733-2323.

Recent Developments

In February 2013, an initial public offering of our subsidiary, Zoetis Inc. (“Zoetis”), was completed, pursuant to which we sold 99,015,000 shares of Zoetis Class A common stock in exchange for the retirement of approximately $2.5 billion of Pfizer commercial paper issued on January 10, 2013. The IPO represented approximately 19.8% of the total outstanding Zoetis shares. Following the IPO, Pfizer held no shares of Class A common stock of Zoetis and 400,985,000 shares of Class B common stock of Zoetis.

On May 22, 2013, Zoetis filed a registration statement on Form S-4 to register the distribution by Pfizer of all of the Zoetis shares owned by Pfizer. The distribution will be effected by means of an offer by Pfizer to its stockholders to exchange all or some of their shares of Pfizer common stock for 400,985,000 Zoetis shares (or approximately 80.2% of the total shares outstanding) held by Pfizer. As part of the exchange offer, Pfizer will convert, on a share-for-share basis, its Zoetis Class B common stock into Zoetis Class A common stock, to the extent necessary to effect the exchange offer. There can be no assurance that the exchange offer will be completed or fully subscribed.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference.

Issuer	Pfizer Inc.

Securities offered	$ aggregate principal amount of % notes due 20 ; $ aggregate principal amount of % notes due 20 ; $ aggregate principal amount of % notes due 20 ; and $ aggregate principal amount of % notes due 20 .

Original issue date	, 2013.

Maturity date	, 20 for the 20 notes; , 20 for the 20 notes; , 20 for the 20 notes; and , 20 for the 20 notes.

Interest rate	% per annum for the 20 notes; % per annum for the 20 notes; % per annum for the 20 notes; and % per annum for the 20 notes.

Interest payment dates	Interest on the notes will accrue from and including , 2013, and is payable on and of each year, commencing , 2013.

Optional redemption	We will have the right at our option to redeem the notes of any series, in whole or in part, at any time or from time to time at redemption prices described in “Description of Notes—Optional Redemption.”

Ranking	The notes will be unsecured general obligations of Pfizer and will rank equally with all other unsecured and unsubordinated indebtedness of Pfizer from time to time outstanding.

Further issuances	We may, without the consent of the holders of notes of any series, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of any series.

Denomination	We will issue the notes in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.

Trading	The notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Trustee	The Bank of New York Mellon.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the information set forth under the heading “Risk Factors” in this prospectus supplement before investing in the notes.

RISK FACTORS

Before purchasing the notes, you should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2012, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and in the accompanying prospectus, and the following risk factors. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

The notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The notes are our unsecured general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness.

Active trading markets may not develop for the notes and the notes may trade at a discount from their initial offering price.

The notes are new issuances of securities for which no public trading market currently exists. Although the underwriters have informed us that they intend to make markets in the notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained. The notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The market for the notes may not be free from disruptions that may adversely affect the prices at which you may sell the notes.

Holders of the notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The notes are obligations of Pfizer Inc. exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the notes. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of March 31, 2013, our wholly-owned subsidiaries had aggregate borrowings under lines of credit and outstanding debt securities of approximately $9.3 billion.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the years ended December 31, 2008 through 2012 and the three month period ended March 31, 2013 is set forth below. All financial information before 2012 reflects Capsugel (the sale of which closed on August 1, 2011) as a discontinued operation. The financial information for the years ended December 31, 2012, 2011, 2010 and 2009 reflects the Nutrition business, which was acquired in 2009 and which we sold on November 30, 2012, as a discontinued operation.

For the purpose of computing these ratios, “earnings” consists of income from continuing operations before provision for taxes on income, noncontrolling interests and cumulative effect of a change in accounting principle less noncontrolling interests plus fixed charges, excluding capitalized interest. “Fixed charges” consists of interest expense (which includes amortization of debt premium, discount and other debt costs), preferred stock dividends, one-third of rental expense, which we believe to be a conservative estimate of an interest factor in our leases, which are not material, and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	Three Months Ended March 31, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	10.1	8.1	7.6	5.8	8.7	14.6

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         (after deducting underwriting discounts, but before deducting expenses of the offering). We intend to use the net proceeds for general corporate purposes, including (i) the repayment at maturity of the €1.85 billion outstanding of our 3.625% notes due June 2013; and (ii) pre-funding the repayment of a portion of our outstanding 4.50% notes due February 2014 and 5.50% notes due February 2014. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities or repay a portion of our outstanding commercial paper. As of May 24, 2013, we had approximately $1.75 billion of commercial paper outstanding with a weighted average annual interest rate of 0.0774% and remaining maturities of 2 to 49 days.

DESCRIPTION OF NOTES

Each series of notes is a series of debt securities described in the accompanying prospectus. Reference should be made to the accompanying prospectus for a detailed summary of additional provisions of the notes and of the indenture dated as of January 30, 2001 between Pfizer and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, under which the notes are issued, as supplemented by the third supplemental indenture to be dated as of                     , 2013 between Pfizer Inc. and The Bank of New York Mellon, as trustee. The following description is a summary of selected portions of the indenture and the third supplemental indenture. It does not restate the indenture and the third supplemental indenture and those documents, not this description, define your rights as a holder of the notes.

References in this section to “Pfizer,” “we,” “us” and “our” are to Pfizer Inc., unless otherwise stated or the context so requires. The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Defeasance” will apply to the notes.

Principal, Maturity and Interest

The 20     notes will initially be limited to $        aggregate principal amount, the 20    notes will initially be limited to $        aggregate principal amount, the 20    notes will initially be limited to $        aggregate principal amount, and the 20    notes will initially be limited to $        aggregate principal amount. The 20    notes will mature on                     , 20    , the 20    notes will mature on                    , 20    , the 20    notes will mature on                    , 20    and the 20    notes will mature on                    , 20    . We will issue the notes in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.

Interest on the 20    notes will accrue at the annual rate of    %, interest on the 20    notes will accrue at the annual rate of    %, interest on the 20    notes will accrue at the annual rate of    % and interest on the 20    notes will accrue at the annual rate of    %. Interest on the notes will accrue from and including                    , 2013, and is payable on              and              of each year, commencing                    , 2013. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will make each interest payment to the holders of record of notes at the close of business on the            or             immediately preceding the relevant interest payment date.

The trustee, through its corporate trust office in the Borough of Manhattan, City of New York (in such capacity, the “paying agent”) will act as our paying agent with respect to the notes. Payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC as described under “—Book-Entry System.”

Ranking

The notes will be unsecured general obligations of Pfizer and will rank equally with all other unsecured and unsubordinated indebtedness of Pfizer from time to time outstanding.

No Listing

The notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Covenants

The indenture contains a provision that restricts our ability to consolidate with or merge into any other person or convey or transfer our properties and assets as an entirety or substantially as an entirety to any other person. The indenture does not restrict our ability to convey or transfer our properties and assets other than as an entirety or substantially as an entirety to any other person. See “Description of Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus. The indenture contains no other restrictive covenants, including those that would afford holders of the notes protection in the event of a highly-leveraged transaction involving Pfizer or any of its affiliates or other events involving us that may adversely affect our creditworthiness or the value of the notes. The indenture also does not contain any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures. The notes will not have the benefit of covenants that relate to subsidiary guarantees, liens and sale leaseback transactions that apply to other of our existing unsecured and unsubordinated notes.

Further Issues

Pfizer may, without the consent of the holders of notes of any series, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of any series. Any additional notes having such similar terms, together with the notes of the applicable series, will constitute a single series of debt securities under the indenture. No additional notes of any series may be issued if an event of default has occurred with respect to the notes of that series. Pfizer will not issue any additional notes intended to form a single series with the notes of any series, unless such further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

Optional Redemption of Notes; No Sinking Fund

At our option, we may redeem the notes of any series, in whole or in part, at any time and from time to time. The redemption price will be equal to the greater of the following amounts:

•	100% of the principal amount of the notes being redeemed on the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including the amount, if any, of accrued and unpaid interest to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined below), as determined by the Independent Investment Banker (as defined below), plus        basis points in the case of the 20    notes,        basis points in the case of the 20     notes,        basis points in the case of the 20    notes and        basis points in the case of the 20    notes;

plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on applicable notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the applicable notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such notes to, but excluding, the redemption date.

“Comparable Treasury Issue” means, for any series of notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes of such series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date and series of notes to be redeemed, (A) the average of the Reference Treasury Dealer Quotations for such redemption date and series, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and RBS Securities Inc. (or their respective affiliates that are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date and series of notes to be redeemed, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for such series (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for any series of notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the notes to be redeemed on that date. If fewer than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

The notes are not entitled to the benefit of a sinking fund.

Book-Entry System

The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the notes. Each series of notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered note certificates will be issued for each series of notes, in the aggregate principal amount of such issue, and will be deposited with DTC.

Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, Société Anonyme, Luxembourg (“Clearstream Banking”). Investors may elect to hold interests in the notes through any of DTC, Euroclear or

Clearstream Banking, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Euroclear and Clearstream Banking hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold the securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Euroclear and Clearstream Banking have informed us that: Euroclear and Clearstream Banking each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream Banking provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Banking also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream Banking have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear and Clearstream Banking customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream Banking is available to other institutions, which clear through or maintain a custodial relationship with an account holder of either system.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes except in the event that use of the book-entry system for the notes is discontinued. As a result, the ability of a person having a beneficial interest in the notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and another communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the documents related to the notes. For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Investors electing to hold their notes through Euroclear or Clearstream Banking accounts will follow the settlement procedures applicable to conventional eurobonds.

Secondary market sales of book-entry interests in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System. Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream Banking to purchasers of book-entry interests in the notes through Euroclear or Clearstream Banking will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream Banking and will be settled using the procedures applicable to conventional eurobonds.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered. See “Description of Debt Securities—Global Securities” in the accompanying prospectus.

We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the notes.

The information in this section concerning DTC, Euroclear, Clearstream Banking and their book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee or the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of an investment in the notes as of the date hereof. Unless otherwise noted, this summary deals only with notes that are held as capital assets by a holder that acquired the notes upon original issuance at their initial offering price.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances, or to certain types of holders subject to special treatment under U.S. federal income tax law (e.g., financial institutions, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, persons subject to the alternative minimum tax, individual retirement accounts or other tax-deferred accounts, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, life insurance companies, real estate investment trusts, regulated investment companies, persons holding notes as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, persons whose “functional currency” is not the U.S. dollar, and tax-exempt organizations). Furthermore, this summary does not address tax consequences arising under the tax laws of any state, locality or non-U.S. jurisdiction.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of notes that is for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation) that is created or organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons are authorized to control all of its substantial decisions or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding notes through any such entity should consult an independent tax advisor.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT AN INDEPENDENT TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND ANY OTHER TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest received on the notes, provided that such holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation directly or indirectly related to us within the meaning of Section 881(c)(3)(C) of the Code, and (iii) satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly completed and executed IRS Form W-8BEN).

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on interest received on the notes, unless such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States). A Non-U.S. Holder that is subject to U.S. federal income tax on interest under the rules described in the preceding sentence will not be subject to U.S. federal withholding tax on any such interest if the holder satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8ECI).

Gain realized by a Non-U.S. Holder on the sale, exchange, retirement, or other disposition of the notes (other than gain that represents accrued but unpaid interest not previously included in income, which will be subject to the rules regarding interest) generally will not be subject to U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) or, in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

A Non-U.S. Holder that does not qualify for an exemption from U.S. federal withholding tax under the rules described above will be subject to withholding at a rate of 30% (or lower treaty rate, if applicable) on interest received on the notes.

Interest or gain that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States will be subject to tax in the same manner as if such holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to a Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the Non-U.S. Holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments of interest on the notes that are made to the Non-U.S. Holder provided that the payer does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under the Code, and the Non-U.S. Holder has provided certification that such holder is a Non-U.S. Holder.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless the Non-U.S. Holder certifies to the payer under penalties of perjury that it is a Non-U.S. Holder (and the payer does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under the Code), or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s federal income tax liability, if any, if the holder timely provides the required information to the IRS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement and related pricing agreement, dated                     , 2013, among us and the underwriters in the table below, for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and RBS Securities Inc. are acting as representatives, we have agreed to sell to each of the underwriters, and each such underwriter has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of the notes set forth opposite its name below:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Inc.	$	$	$	$
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
RBS Securities Inc.

Total	$	$	$	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriters propose to offer the notes of each series directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at that public offering price less a concession not in excess of:

•	% of the principal amount in the case of the 20 notes;

•	% of the principal amount in the case of the 20 notes;

•	% of the principal amount in the case of the 20 notes; and

•	% of the principal amount in the case of the 20 notes.

The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of:

•	% of the principal amount in the case of the 20 notes;

•	% of the principal amount in the case of the 20 notes;

•	% of the principal amount in the case of the 20 notes; and

•	% of the principal amount in the case of the 20 notes.

After the initial offering of the notes to the public, the representatives of the underwriters may change the public offering prices and concessions.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Per 20 note	%
Per 20 note	%
Per 20 note	%
Per 20 note	%

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and in the future may provide, certain investment and commercial banking and financial advisory services from time to time for us and our affiliates in the ordinary course of business for which they have received, and in the future would receive, customary fees. Citigroup Global Markets Inc. and Goldman, Sachs & Co. act as dealers under our commercial paper program. In addition, certain of the underwriters and their affiliates may hold positions in our outstanding securities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

There are no public trading markets for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after the consummation of the offering, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Prior to the offering, there have been no active trading markets for the notes. No assurance can be given as to the existence or the liquidity of any trading markets for the notes or that active public trading markets for the notes will develop. If active trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes of any series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and certain other factors.

Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the pricing of the notes. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes will settle in T+4, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

We estimate that our expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $        .

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

(a)	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

Bryan Supran, our Senior Vice President and Associate General Counsel, will pass upon the validity of the notes. Mr. Supran beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of our common stock. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is also acting as legal counsel to us in connection with this offering. Davis Polk & Wardwell LLP, New York, New York will pass upon various legal matters for the underwriters relating to the offering.

EXPERTS

The consolidated financial statements of Pfizer Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2013 and April 1, 2012, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on our website at http://www.pfizer.com.

THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS THAT WE MAY PROVIDE YOU IN CONNECTION WITH THIS OFFERING. WE AND THE UNDERWRITERS TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement, the accompanying prospectus or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013, as amended by Pfizer’s Annual Report on Form 10-K/A filed on March 1, 2013;

•	Pfizer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed on May 10, 2013;

•

Portions of Pfizer’s Definitive Proxy Statement on Schedule 14A filed on March 14, 2013, that are incorporated by reference into Part III of Pfizer’s Annual Report, as amended, for the year ended December 31, 2012; and

•	Pfizer’s Current Reports on Form 8-K filed January 29, 2013, April 29, 2013 and April 30, 2013.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Vice President and Corporate Secretary

Pfizer Inc.

235 East 42nd Street

New York, NY 10017-5755

(212) 733-2323

www.pfizer.com

The information contained in our website does not constitute a part of this prospectus supplement.

PROSPECTUS

PFIZER INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

GUARANTEES

We may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units or guarantees. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Our common stock is listed on the New York Stock Exchange under the symbol “PFE.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 10, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the SEC), using a “shelf” registration process. We and/or the selling securityholders may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Such forward-looking statements set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast,” “goal,” “objective,” “aim,” and other words or terms of similar meaning, or by using future dates in connection with any discussion of future operating and financial performance, business plans or prospects, in-line products and product candidates, strategic review, capital allocation, and share-repurchase and dividend-rate plans. In particular, these include statements relating to future actions, business plans and prospects, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, share-repurchase and dividend-rate plans, financial results and government regulation.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2012, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors”.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

THE COMPANY

Pfizer Inc. (which may be referred to as Pfizer, the Company, we, us or our) is a research-based, global biopharmaceutical company. We apply science and our global resources to improve health and well-being at every stage of life. We strive to set the standard for quality, safety and value in the discovery, development and manufacturing of medicines for people and animals. Our diversified global healthcare portfolio includes human and animal biologic and small molecule medicines and vaccines, as well as nutritional products and many of the world’s best-known consumer products. Every day, we work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We also collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942.

All references to us in this prospectus include Pfizer Inc. and its subsidiaries, unless the context clearly indicates otherwise.

Our principal executive offices are located at 235 East 42nd Street, New York, NY 10017-5755 and our telephone number is (212) 733-2323.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our quarterly reports on Form 10-Q and our current reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2007 through 2011 and the three month period ended April 1, 2012 is set forth below. For the purpose of computing these ratios, “earnings” consists of income from continuing operations before provision for taxes on income, noncontrolling interests and cumulative effect of a change in accounting principle less noncontrolling interests plus fixed charges, excluding capitalized interest. “Fixed charges” consists of interest expense (which includes amortization of debt premium, discount and expenses), preferred stock dividends, one-third of rental expense, which we believe to be a conservative estimate of an interest factor in our leases, which are not material, and capitalized interest. It is not practicable to calculate the interest factor in a material portion of our leases. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	Three Months Ended April 1,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	6.9	7.8	5.7	8.6	14.6	16.5

All financial information reflects Capsugel (the sale of which closed on August 1, 2011) as a discontinued operation.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, acquisitions and the refinancing of existing debt. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of January 30, 2001, as amended, between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, unless otherwise specified in the prospectus supplement.

This prospectus briefly summarizes some of the indenture provisions. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture carefully for provisions that may be important to you.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

In addition, the material specific terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of debt securities and issue additional debt securities of the series.

The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series to be issued;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name that debt security is registered on the regular record date for such interest;

•

the date or dates on which the principal of the debt securities of the series is payable; and the right, if any, to shorten or extend the date on which the principal of any debt securities of the series is payable and the conditions to any such change;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the method by which such rate or rates will be determined; the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable; and the regular record date, if any, for the interest payable on such debt securities;

•	the right, if any, to extend the interest payment periods;

•

the place or places where the principal of and any premium and interest on the debt securities will be payable; and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

•	any optional or mandatory redemption provisions;

•	any sinking fund or other provision that would obligate us to repurchase all or part of the debt securities;

•	if other than denominations of $100,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable and the manner of determining the equivalent in U.S. dollars;

•	if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•

if the principal of or any premium or interest on the debt securities is to be payable, at the election of the company or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which will be payable if maturity of the debt securities is accelerated;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance to the debt securities;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose under such debt securities or the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which the global debt securities may be exchanged for certificated debt securities and the depositary for such global debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	any modification of the manner in which principal, premium, if any, or interest payable on any global debt securities will be paid, if other than in the manner specified in the indenture; and

•	any other terms of the debt securities.

The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Consolidation, Merger or Sale

We have agreed not to consolidate with or merge into any other person or convey or transfer our properties and assets as an entirety or substantially as an entirety to any other person, unless:

(a) the successor expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities and the performance and observance of all of the covenants and conditions of the indenture that we would otherwise have to perform as if it were an original party to the indenture; and

(b) we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

The successor will assume all our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor will have all our rights and powers under the indenture.

Modification of Indenture

Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification consent to it. No modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of certain defaults, and no modification of the foregoing requirements, waiver of past defaults or waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an Event of Default under the indenture with respect to debt securities of any series:

•	we fail to make the principal or any premium payment on any debt security of such series when due;

•	we fail to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	we fail to pay interest on any debt security of such series for 60 days after payment was due;

•	we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

•	we, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities may rescind and annul the acceleration if:

•	the holders act before the trustee has obtained a judgment or decree for payment of the money due;

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past Event of Default or its consequences under the indenture. However, an Event of Default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

We are required to deliver an annual officers’ certificate to the trustee, stating whether we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if we are in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

We will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge we are required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, we shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, we are not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form in either temporary or permanent form.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we, nor the trustee, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. Subject to certain additional conditions, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations with respect to the debt securities of such series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us.

To exercise our defeasance option, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, as amended (the Certificate of Incorporation), our by-laws, as amended (the By-Laws), and the applicable provisions of the Delaware General Corporation Law (the DGCL). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”

Common Stock

Under the Certificate of Incorporation, we are authorized to issue up to 12 billion shares of common stock, par value $0.05 per share. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of our stock. Holders of shares of common stock have one vote per share in all elections of Directors and on all other matters submitted to vote of our stockholders. The holders of common stock are entitled to receive dividends, if any, as and when may be declared from time to time by our Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of our affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of May 7, 2012, there were 7,488,136,070 shares of common stock issued and outstanding.

The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.

Preferred Stock

Under the Certificate of Incorporation, we are authorized to issue up to 27 million shares of preferred stock, without par value, of which 7,500 shares of preferred stock have been designated Series A convertible perpetual preferred stock. The preferred stock may be issued in one or more series, and the Board of Directors of Pfizer is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of May 7, 2012, there were 1,060 shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Series A Convertible Perpetual Preferred Stock. Our Series A convertible perpetual preferred stock is held by an Employee Stock Ownership Plan (Preferred ESOP) Trust and provides dividends at the rate of 6.25% of the stated value, which are accumulated and paid quarterly. The per-share stated value is $40,300, and the Series A convertible perpetual preferred stock ranks senior to our common stock and junior to all other preferred stock unless designated as ranking senior or on a parity with the new preferred stock as to dividends and liquidation rights. Each share is convertible, at the holder’s option, into 2,574.87 shares of our common stock with equal voting rights. The conversion option is indexed to our common stock and requires share settlement, and, therefore, is reported at the fair value at the date of issuance. We may redeem the Series A convertible perpetual preferred stock at any time or upon termination of the Preferred ESOP, at our option, in cash, in shares of common stock, or a combination of both at a price of $40,300 per share.

Anti-takeover Effects of the Certificate of Incorporation, By-laws and Delaware Law

Certificate of Incorporation and By-laws. Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage some transactions involving an actual or potential change in control of us or a change in our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Among other things, these provisions:

•

limit the right of stockholders to call special meetings of stockholders to holders of at least 20% of the total number of shares of stock entitled to vote on the matter to be brought before the proposed special meeting;

•	authorize our Board of Directors to establish one or more series of preferred stock without stockholder approval;

•	authorize the Board to issue dividends in the form of stock purchase or similar rights, including rights that would have the effect of making an attempt to acquire us more costly;

•	grant to the Board of Directors, and not to the stockholders, the sole power to set the number of Directors;

•

require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing; and

•

subject to the rights of the holders of any one or more series of preferred stock then outstanding, allow our Directors, and not our stockholders, to fill vacancies on our Board of Directors, including vacancies resulting from the removal of one or more Directors or an increase in the number of Directors constituting the whole Board of Directors.

Delaware Law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the corporation’s board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the corporation and the “interested stockholder” and the sale of more than 10% of the corporation’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors, and, as a result, could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts, purchase units or guarantees that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we, or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We and any selling securityholder may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Matthew Lepore, our Vice President and Corporate Secretary, Chief Counsel – Corporate Governance, will pass upon the validity of the securities for us. Mr. Lepore beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 2011 and 2010 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on our website at http://www.pfizer.com.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 28, 2012;

•	Pfizer’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2012 filed on May 10, 2012;

•	Pfizer’s Current Reports on Form 8-K filed on January 31, 2012, April 23, 2012, April 27, 2012 and May 1, 2012; and

•

Portions of Pfizer’s Definitive Proxy Statement on Schedule 14A filed on March 15, 2012, that are incorporated by reference into Part III of Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 28, 2012.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Vice President and Corporate Secretary

Pfizer Inc.

235 East 42nd Street

New York, NY 10017-5755

(212) 733-2323

The information contained in our website does not constitute a part of this prospectus.